UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

PHI GROUP, INC.

(n/k/a PHILUX GLOBAL GROUP INC.‚

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2023, SAPHIA ALKALI JOINT STOCK COMPANY, a Vietnamese joint stock company with principal business address at No 27, Sub-alley 1, Alley 104, Viet Hung Street, Viet Hung Ward, Long Bien Distirct, Hanoi City, Vietnam, represented by Mrs. Nguyen Phuong Dung, its Chairperson, hereinafter referred to as “SAP,” and PHI GROUP INC. (/n/k/a PHILUX GLOBAL GROUP INC.), a corporation duly organized under the laws of the state of Nevada, and re-domiciled under the laws of the State of Wyoming U.S.A., with principal business offices at 2323 Main Street, Irvine, CA 92614, U.S.A., represented by Mr. Henry D. Fahman, its Chairman and Chief Executive Officer, hereinafter referred to as “PGG,” signed a Business Cooperation Agreement and agreed to undertake the followings:

- SAP and PGG agree to jointly cooperate primarily in the areas of alkali technologies as well as any other business that may be considered mutually beneficial.

- Specifically, SAP and PGG will initially focus on forming a company in the United States (“NewCo”) to finance, manufacture, sell and distribute SAP’s proprietary alkali products on a worldwide basis, except Vietnam and certain territorries that are handled directly by SAP.

- SAP will initially make available and transfer certain technologies as may be needed to NewCo to serve the needs of this Business Cooperation Agreement.

- The relationship established between SAP and PGG by this Agreement shall be exclusive with respect to the areas of SAP’s proprietary technologies outside of Vietnam.

- The Parties shall agree on the roles, responsibilities and benefits of each party in connection with NewCo or other particular business undertakings, which shall be detailed in a separate definitive agreement.

- In particular, PGG will be responsible for providing or causing to be provided three hundred million U.S. dollars (USD 300,000,000), or more, from time to time to NewCo as may be needed to implement the latter’s business plan in connection with this Business Cooperation Agreement. Hereby, a group of shareholders appointed by PGG will own 40% of NewCo’s equity interest and a group of shareholders appointed by SAP will own 60% of NewCo’s equity interest.

- The parties herein shall determine the capital structure of NewCo in a separate subsequent addendum to this Business Cooperation Agreement.

- The Business Cooperation Agreement shall be effective upon signing and shall terminate in writing by the Parties.

The foregoing description of the Business Cooperation Agreement dated June 27, 2023 between Saphia Alkali Joint Stock Company and Philux Global Group Inc. is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Business Cooperation Agreement dated June 27, 2023 between Saphia Alkali Joint Stock Company and Philux Global Group Inc.

99.1	Press release dated June 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2023

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO